Vertex Energy, Inc. 8-K/A

Exhibit 99.2

VERTEX ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 1, 2020 (the “Closing Date”), Vertex Refining OH, LLC (“Vertex OH”), a wholly-owned subsidiary of Vertex Energy Operating, LLC (“Vertex Operating”), a wholly-owned subsidiary of Vertex Energy, Inc. (the “Company”); Vertex Operating; and HPRM LLC, which entity was formed as a special purpose vehicle (“Heartland SPV”), completed the transactions described in greater detail below.

On the Closing Date, Vertex Operating transferred ownership of Vertex OH to Heartland SPV, which entity owned and operated the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors (the “Vertex OH Disposition”). The Company has one refining location in Ohio and collection and storage facilities in Ohio, Kentucky, and West Virginia.

Also on the Closing Date, the transactions contemplated by a Share Purchase and Subscription Agreement (the “Share Purchase Agreement”) by and among Heartland SPV, Vertex Operating, Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile Capital Management, an investment fund based in San Francisco, California (“Tensile”), and solely for the purposes of a guaranty in the Share Purchase Agreement, the Company, closed. The transactions contemplated by the Share Purchase Agreement were effective for all purposes as of January 1, 2020.

Pursuant to the Share Purchase Agreement, Tensile-Heartland acquired from the Company and Heartland SPV, a 65% interest in Heartland SPV.

The following unaudited pro forma financial information is based on the Company’s historical consolidated financial statements after giving effect to the Share Purchase Agreement (the “Disposition”).

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the unaudited condensed consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Quarterly Report on Form 10-Q for the period ended September 29, 2019.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what the Company’s financial performance and financial position would have been had the transaction been completed on the dates assumed, nor is the unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

VERTEX ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

ASSETS

(unaudited)	Historical	Pro Forma Adjustments Ohio		Pro Forma Balance Sheet

Current Assets
Cash and cash equivalents	$2,303,725	$6,313,653	(a)	$8,617,378
Restricted cash	100,088	—		100,088
Accounts receivable, net	10,405,711	(4,605,565	)(b)	5,800,146
Equity Method Investment	—	6,200,000	(c)	6,200,000
FIT receivable	205,818	—		205,818
Inventory	5,878,408	(473,960	)(b)	5,404,448
Prepaid expenses	6,534,981	(153,700	)(b)	6,381,281
Total current assets	25,428,731	7,280,428		32,709,159

Non-current Assets
Fixed assets	69,437,842	(11,852,901	)(b)	57,584,941
Less accumulated depreciation	(23,550,224)	5,542,047	(b)	(18,008,177)
Fixed assets, net	45,887,618	(6,310,854)		39,576,764
Finance lease right-of-use assets	904,691	(881,161	)(b)	23,530
Operating lease right-of-use assets	36,242,861	(603,711	)(b)	35,639,150
Intangible assets, net	11,590,876	(1,378,263	)(b)	10,212,613
Federal income tax receivable	68,605	—		68,605
Other assets	616,759	(106,643	)(b)	510,116

TOTAL ASSETS	$120,740,141	$(2,000,204)		$118,739,937

VERTEX ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

LIABILITIES, TEMPORARY EQUITY AND EQUITY

(unaudited)	Historical	Pro Forma Adjustments Ohio		Pro Forma Balance Sheet

Current liabilities
Accounts payable	$7,745,380	$(2,024,190	)(b)	$5,721,190
Accrued expenses	2,275,006	—		2,275,006
Dividends payable	419,082	—		419,082
Finance lease liability - current	214,045	(203,632	)(b)	10,413
Operating lease liability - current	6,005,502	(286,937	)(b)	5,718,565
Current portion of long-term debt	2,794,624	(1,265,958	)(d)	1,528,666
Derivative commodity liability	1,510,573	—		1,510,573
Revolving note	5,387,639	—		5,387,639
Total current liabilities	26,351,851	(3,780,717)		22,571,134

Long-term liabilities
Long-term debt	12,658,000	(5,734,042	)(d)	6,923,958
Finance lease liability - long-term	665,926	(661,441	)(b)	4,485
Operating lease liability - long-term	30,237,359	(316,774	)(b)	29,920,585
Derivative warrant liability	1,149,977	—		1,149,977
Total liabilities	71,063,113	(10,492,974)		60,570,139

TEMPORARY EQUITY
Series B Preferred shares	10,442,193	—		10,442,193
Series B-1 Preferred shares	14,454,821	—		14,454,821
Redeemable non-controlling interest	4,000,000	—		4,000,000

EQUITY
Series A Convertible Preferred stock	420	—		420
Common stock	41,850	—		41,850
Additional paid-in capital	79,719,745	—		79,719,745
Retained earnings (accumulated deficit)	(59,788,939)	8,492,770	(e)	(51,296,169)
Total Vertex Energy, Inc. stockholders' equity	19,973,076	8,492,770		28,465,846
Non-controlling interest	806,938	—		806,938
Total equity	20,780,014	8,492,770		29,272,784

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$120,740,141	$(2,000,204)		$118,739,937

VERTEX ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(unaudited)	Historical	Pro Forma Adjustments Ohio		Pro Forma Statement of Operations

Revenues	$120,777,263	$(31,530,289	)(f)	$89,246,974
Cost of revenues	103,732,086	(24,325,025	)(f)	79,407,061
Gross profit	17,045,177	(7,205,264)		9,839,913

Operating expenses:
Selling, general and administrative expenses	17,529,784	(4,894,650	)(f)	12,635,134
Depreciation and amortization expense	5,333,485	(1,377,412	)(f)	3,956,073
Total operating expenses	22,863,269	(6,272,062)		16,591,207

Income (loss) from operations	(5,818,092)	(933,202)		(6,751,294)

Other income (expense)
Other income (expense)	920,071	(2,044	)(f)	918,027
Gain on sale of assets	31,443	—		31,443
Gain(loss) on change in derivative liability	331,715	(59,346	)(f)	272,369
Interest expense	(2,322,780)	542,716	(f)	(1,780,064)
Total other income (expense)	(1,039,551)	481,326		(558,225)

Income (loss) before income tax	(6,857,643)	(451,876)		(7,309,519)
Income tax benefit (expense)	—	—		—
Minority Interest in Subsidiary	—	—		—
Net income (loss)	(6,857,643)	(451,876)		(7,309,519)
Net income (loss) attributable to non-controlling interest	(374,862)	—		(374,862)
Net income (loss) attributable to Vertex Energy, Inc.	$(6,482,781)	$(451,876)		$(6,934,657)

Loss per common share
Basic	$(0.28)	$(0.01)		$(0.29)
Diluted	$(0.28)	$(0.01)		$(0.29)

Shares used in computing earnings/(loss) per common share
Basic	40,626,700	40,626,700		40,626,700
Diluted	40,626,700	40,626,700		40,626,700

VERTEX ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(unaudited)	Historical	Pro Forma Adjustments Ohio		Pro Forma Statement of Operations

Revenues	$180,720,661	$(41,207,747	)(f)	$139,512,914
Cost of revenues	151,314,039	(32,083,426	)(f)	119,230,613
Gross profit	29,406,622	(9,124,321)		20,282,301

Operating expenses:
Selling, general and administrative expenses	21,927,264	(6,622,407	)(f)	15,304,857
Depreciation and amortization expense	6,991,010	(1,561,018	)(f)	5,429,992
Total operating expenses	28,918,274	(8,183,425)		20,734,849

Income (loss) from operations	488,348	(940,896)		(452,548)

Other income (expense)
Other income (expense)	659	(659	)(f)	—
Gain(loss) on change in derivative liability	763,716	—		763,716
Gain/(Loss) on sale of assets	45,553	—		45,553
Interest expense	(3,281,855)	765,176	(f)	(2,516,679)
Total other income (expense)	(2,471,927)	764,517		(1,707,410)

Income (loss) before income tax	(1,983,579)	(176,379)		(2,159,958)
Income tax benefit (expense)	—	—		—
Net income (loss)	(1,983,579)	(176,379)		(2,159,958)
Net income (loss) attributable to non-controlling interest	234,188	—		234,188
Net income (loss) attributable to Vertex Energy, Inc.	$(2,217,767)	$(176,379)		$(2,394,146)

Loss per common share
Basic	$(0.23)	$(0.00)		$(0.23)
Diluted	$(0.23)	$(0.00)		$(0.23)

Shares used in computing earnings/(loss) per common share
Basic	35,411,264	35,411,264		35,411,264
Diluted	35,411,264	35,411,264		35,411,264

VERTEX ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Share Purchase and Subscription Agreement between Vertex Energy, Inc. (the “Company”) and Tensile Capital Management (“Tensile”) as if the transaction occurred at the beginning of the periods presented in the pro forma statements of operations and as of September 30, 2019, in the pro forma balance sheet.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(a)	Estimated total cash proceeds received for the Vertex OH sale net of Vertex OH’s cash balance included in the sale and the repayment of outstanding term loans.

(b)	Elimination of assets and liabilities associated with the Vertex OH sale.

(c)	Estimated increase in equity method investment for the remaining fair value of the non-controlling financial interest in Vertex OH of 35%.

(d)	Estimated paydown of outstanding term loans

(e)	Estimated gain on the Vertex OH sale, reflected as an addition to the Company’s retained earnings as of September 30, 2019.

(f)	Reduction of revenue and expenses associated with the Vertex OH sale.